UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2020

PACIFIC GREEN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE 1		9901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

The 100,000 common shares issued to Mr. Shead are issued to a non-US person (as that term is defined in Regulation S of the Securities Act of 1933), as amended, in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2020 Mr. Alexander Shead resigned as a Director of Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”). Mr. Shead’s resigned due to restrictions on travel caused by covid-19 impacting his ability to perform his executive functions.

There has been no disagreement with our Company regarding our operations, policies, practices or otherwise. Our board of directors now consists of Dr. Neil Carmichael, Mr. Scott Poulter, and Mr. Eric Prouty.

In 2012 Mr. Shead became a cornerstone investor in our Company and was formerly CEO responsible for our Asia operations. He joined the Company’s Board of Directors in July, 2015. The Board of Directors extends its gratitude to Mr. Shead for his years of exemplary service and commitment to our Company. Mr Shead continues to be a significant shareholder in our Company. As a bonus for his past service, we will issue to Mr. Shead 100,000 shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date:	October 9, 2020

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